EXHIBIT 99.1

Independent Auditors’ Report

The Board of Directors and shareholders

Infinity Energy Resources, Inc.

We have audited the accompanying Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties Acquired by Infinity Energy Resources, Inc. (the “Statements”) from Core Energy, LLC (the Acquired Oil & Gas Properties) as described in Note 1, for the years ended March 31, 2021 and 2020.

Management’s Responsibility for the Statements

Management is responsible for the preparation and fair presentation of these statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Statements based on our audits. We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

The accompanying Statements of the Acquired Oil & Gas Properties were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1. The presentation is not intended to be a complete presentation of the Acquired Oil & Gas Properties described above.

Opinion

In our opinion, the Statements referred to above present fairly, in all material respects, the Revenues and Direct Operating Expenses of the Oil and Gas Properties Acquired by Infinity Energy Resources, Inc. for the years ended March 31, 2021 and 2020, in accordance with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP

New York, New York

June 15, 2021

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL & GAS PROPERTIES ACQUIRED BY INFINITY ENERGY RESOURCES, INC. FROM

CORE ENERGY, LLC

	For the Years Ended March 31,
	2021	2020

Oil and gas revenues	$63,836	$206,522

Direct operating expenses:
Oil and gas production costs	197,421	212,748
Oil and gas production taxes	3,063	9,264
Total direct operating expenses	200,484	222,012

Direct operating expenses in excess of oil and gas revenues	$(136,648)	$(15,490)

The accompanying notes are an integral part of this financial statement

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND GAS PROPERTIES ACQUIRED BY INFINITY ENERGY RESOURCES, INC. FROM CORE ENERGY, LLC

1.	BASIS OF PRESENTATION

On April 1, 2021, Infinity Energy Resources, Inc. (“Infinity”) closed on the previously announced definitive agreement to acquire, effective January 1, 2021, certain existing production, equipment and mineral rights/leasehold for oil & gas properties, subject to overriding royalties to third parties, in the Central Kansas Uplift geological formation covering over 11,000 contiguous acres in Kansas (the “Oil & Gas Properties”) from Core Energy, LLC (“Core”). The total consideration for the transaction was approximately $900,000, subject to final post-closing adjustments.

The accompanying statements include revenues from the sale of crude oil production and direct operating expenses associated with the Oil & Gas Properties for the periods prior to the closing date. Revenues and direct operating expenses are presented on the accrual basis of accounting and were derived from Core’s historical accounting records. During the periods presented, the Oil & Gas Properties were not accounted for or operated as a separate division or entity by Core, therefore, certain expenses such as depreciation, depletion and amortization, general and administrative, interest and corporate income taxes were not allocated to the Oil & Gas Properties. Accordingly, complete separate financial statements reflecting the financial position, results of operations and cash flows of the Oil & Gas Properties prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) are not presented because the information necessary to prepare such statements is neither readily available on an individual property basis, nor practicable to obtain in these circumstances. As such, the accompanying statements are not intended to be a complete presentation of the revenues and expenses of the Oil & Gas Properties and are not indicative of the results of the operation of the Oil & Gas Properties going forward due to the omission of various expenses as described above. Accordingly, the accompanying statements of revenues and direct operating expenses of the Oil & Gas Properties are presented in lieu of the GAAP financial statements required under Item 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

Revenue Recognition

Oil and gas revenues are recognized when production is sold to purchasers at a fixed or determinable price, delivery has occurred, title has transferred and collectability is reasonably assured. Oil and gas revenues have been presented on the sales method of accounting whereby revenue is recognized for all oil and gas sold to purchasers, regardless of whether the sales are proportionate to the ownership interest in the property. Revenues are reported net of royalties and other revenue interests of third parties.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and include (a) lease operating expenses which consist of lease and well repairs and maintenance, gathering and transportation, utilities and other direct operating expenses (b) production taxes and (c) ad valorem taxes.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the reporting period. These estimates and assumptions are based on management’s best estimates and judgment. Actual results may differ from the estimates and assumptions used in the preparation of the combined statements of revenues and direct operating expenses. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. Management evaluates subsequent events through the date the financial statements are issued.

Oil & Gas Properties

We follow the full cost method of accounting under which all costs associated with property acquisition, exploration and development activities are capitalized. We also capitalize internal costs that can be directly identified with our acquisition, exploration and development activities and do not include costs related to production, general corporate overhead or similar activities.

Proved properties are amortized/depleted using the units of production method (UOP). Currently we only have operations in the United States of America. The UOP calculation multiplies the percentage of estimated proved reserves produced each quarter by the cost of these reserves. The amortization base in the UOP calculation includes the sum of proved property, net of accumulated depreciation, depletion and amortization (DD&A), estimated future development costs (future costs to access and develop proved reserves) and asset retirement costs, less related salvage value.

The cost of unproved properties are excluded from the amortization calculation until it is determined whether or not proved reserves can be assigned to such properties or until development projects are placed into service. Geological and geophysical costs not associated with specific properties are recorded as proved property immediately. Unproved properties are reviewed for impairment quarterly.

Under the full-cost-method of accounting, the net book value of oil and gas properties, less deferred income taxes, may not exceed a calculated “ceiling.” The ceiling limitation is (a) the present value of future net revenues computed by applying current prices of oil & gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil & gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves computed using a discount factor of 10 percent and assuming continuation of existing economic conditions plus (b) the cost of properties not being amortized plus (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized less (d) income tax effects related to differences between book and tax basis of properties. Future cash outflows associated with settling accrued retirement obligations are excluded from the calculation. Estimated future cash flows are calculated using end-of-period costs and an un-weighted arithmetic average of commodity prices in effect on the first day of each of the previous 12 months held flat for the life of the production, except where prices are defined by contractual arrangements.

Any excess of the net book value of proved oil and gas properties, less related deferred income taxes, over the ceiling is charged to expense and reflected as additional DD&A in the statement of operations

Proceeds from the sale or disposition of oil and gas properties are accounted for as a reduction to capitalized costs unless a significant portion (greater than 25%) of our reserve quantities are sold, in which case a gain or loss is recognized in income.

Asset Retirement Obligations

The asset retirement obligation relates to the plug and abandonment costs when our wells are no longer useful. We determine the value of the liability by obtaining quotes for this service and estimate the increase we will face in the future. We then discount the future value based on an intrinsic interest rate that is appropriate for us. If costs rise more than what we have expected there could be additional charges in the future, however, we monitor the costs of the abandoned wells and we will adjust this liability if necessary.

Major Purchasers

For the years ended March 31, 2021, and 2020 we sold our produced crude oil to CHS McPherson Refinery Inc. on a month-to-month basis.

2.	COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the purchase and sale agreement between Core and Infinity, certain liabilities arising in connection with ownership of the Oil & Gas Properties prior to the effective date are retained by Core. Management is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statements of revenues and direct operating expenses.

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